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                                                                    EXHIBIT 99.4

                            NEWS AMERICA INCORPORATED

                        Tender of any and all Outstanding
          4.750% Senior Notes Due 2010 and 6.550% Senior Notes Due 2033
                                 In Exchange for
          4.750% Senior Notes Due 2010 and 6.550% Senior Notes Due 2033

                          _____________________________

                          Unconditionally Guaranteed by

                          The News Corporation Limited

To: Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     News America Incorporated (the "Company") is offering, upon and subject to
the terms and conditions set forth in a prospectus dated           , 2003 (the
"Prospectus"), and the enclosed letter of transmittal (the "Letter of
Transmittal"), to exchange (the "Exchange Offer") its 4.750% Senior Notes due
2010 and its 6.550% Senior Notes due 2033 which have been registered under the
Securities Act of 1933, as amended, for a like principal amount of the Company's issued and outstanding 4.750% Senior Notes due 2010 and its 6.550% Senior Notes
due 2033 (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a Registration Rights
Agreement, dated as of March 4, 2003, among the Company, the Guarantors (as defined therein) and the initial purchaser referred to therein.

     We are requesting that you contact your clients for whom you hold Original
Notes regarding the Exchange offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

          1. Prospectus dated           , 2003;

          2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange
     Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer, and

          5. Return envelopes addressed to The Bank of New York, the exchange agent for Original Notes (the "Exchange Agent").

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON           , 2003 UNLESS EXTENDED BY THE COMPANY IN
ITS SOLE DISCRETION (THE "EXPIRATION DATE"). THE ORIGINAL NOTES TENDERED
PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE
EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message (as defined in the Prospectus) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange
Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus in the section entitled "The Exchange
Offer" under the heading "Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial

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banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                        Very truly yours,
                                        NEWS AMERICA INCORPORATED

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY
OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF
THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN
THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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                            NEWS AMERICA INCORPORATED

                        Tender of any and all Outstanding
          4.750% Senior Notes Due 2010 and 6.550% Senior Notes Due 2033
                                 In Exchange for
          4.750% Senior Notes Due 2010 and 6.550% Senior Notes Due 2033

                          ____________________________

                          Unconditionally Guaranteed by

                          The News Corporation Limited

To Our Clients:

     Enclosed for your consideration is a prospectus dated               , 2003
(the "Prospectus"), and the related letter of transmittal (the "Letter of
Transmittal"), relating to the offer (the "Exchange Offer") of News America
Incorporated (the "Company") to exchange its 4.750% Senior Notes due 2010 and its 6.550% Senior Notes due 2033 which have been registered under the Securities
Act of 1933, as amended, for a like principal amount of the issued and outstanding 4.750% Senior Notes due 2010 and the 6.550% Senior Notes due 2033
(the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a
Registration Rights Agreement, dated as of March 4, 2003, among the Company, the
Guarantors (as defined therein) and the initial purchaser referred to therein.

     This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A
TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND
PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 P.M., New York City time, on             , 2003, unless extended by the
Company in its sole discretion. Any Original Notes tendered pursuant to the
Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Original Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled "The Exchange Offer" under the heading "Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 P.M., New York City time, on
           , 2003, unless extended by the Company in its sole discretion.

     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY
AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by News America
Incorporated with respect to the Original Notes.

     This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

     Please tender the Original Notes held by you for my account as indicated below.

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
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Original Notes
Aggregate Principal Amount of Original Notes Tendered

   Please do not tender any Original Notes held by you for my account.

Dated:                                                                                           , 2003

Signature(s):

Please print name(s) here:

Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

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

     None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.